Exhibit 99.1
Michigan Consolidated Gas Company
Unaudited Consolidated Financial Statements as of and for the Three Months Ended March 31, 2011

Michigan Consolidated Gas Company

MICHIGAN CONSOLIDATED GAS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended
	March 31
(in Millions)	2011	2010
Operating Revenues	$680	$745

Operating Expenses
Cost of gas	399	458
Operation and maintenance	101	108
Depreciation and amortization	22	26
Taxes other than income	17	16

	539	608

Operating Income	141	137

Other (Income) and Deductions
Interest expense	16	17
Interest income	(2)	(2)
Other income	(2)	(2)
Other expenses	1	1

	13	14

Income Before Income Taxes	128	123

Income Tax Provision	46	44

Net Income	$82	$79

See Notes to Consolidated Financial Statements (Unaudited)

MICHIGAN CONSOLIDATED GAS COMPANY
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

	March 31	December 31
(in Millions)	2011	2010
ASSETS
Current Assets
Cash and cash equivalents	$2	$—
Accounts receivable (less allowance for doubtful accounts of $85 and $94, respectively)
Customer	511	421
Affiliates	59	49
Other	7	—
Inventories
Gas	3	43
Materials and supplies	17	17
Gas customer choice deferred asset	30	105
Current deferred income taxes	36	38
Notes receivable
Affiliates	4	4
Other	3	3
Other	14	12

	686	692

Investments	24	24

Property
Property, plant and equipment	3,722	3,817
Less accumulated depreciation and amortization	(1,531)	(1,622)

	2,191	2,195

Other Assets
Regulatory assets	735	778
Net investment in lease	70	71
Notes receivable — affiliates	1	1
Prepaid pension costs — affiliates	183	178
Other	8	10

	997	1,038

Total Assets	$3,898	$3,949

See Notes to Consolidated Financial Statements (Unaudited)

MICHIGAN CONSOLIDATED GAS COMPANY
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

	March 31	December 31
(in Millions, Except Shares)	2011	2010
LIABILITIES AND SHAREHOLDER’S EQUITY
Current Liabilities
Accounts payable
Affiliates	$18	$24
Other	124	156
Short-term borrowings
Affiliates	27	137
Other	—	150
Gas inventory equalization	204	—
Other	75	111

	448	578

Long-Term Debt	889	889

Other Liabilities
Deferred income taxes	489	454
Regulatory liabilities	632	614
Accrued pension liability — affiliates	51	50
Accrued postretirement liability — affiliates	161	182
Asset retirement obligations	116	118
Other	52	53

	1,501	1,471

Commitments and Contingencies (Notes 6 and 8)

Shareholder’s Equity
Common stock, $1 par value, 15,100,000 shares authorized, 10,300,000 shares issued and outstanding	534	534
Retained earnings	528	479
Accumulated other comprehensive loss	(2)	(2)

	1,060	1,011

Total Liabilities and Shareholder’s Equity	$3,898	$3,949

See Notes to Consolidated Financial Statements (Unaudited)

MICHIGAN CONSOLIDATED GAS COMPANY
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

	Three Months Ended
	March 31
(in Millions)	2011	2010
Operating Activities
Net income	$82	$79
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	22	26
Deferred income taxes and investment tax credits, net	37	6
Changes in assets and liabilities:
Accounts receivable, net	(116)	(32)
Inventories	40	31
Accrued postretirement liability-affiliates	(20)	24
Accrued pension liability-affiliates	(5)	(6)
Accrued gas cost recovery	(8)	(19)
Accounts payable	(33)	(33)
Gas inventory equalization	204	190
Income, property and other taxes payable	6	43
Other assets	112	61
Other liabilities	(5)	14

Net cash from operating activities	316	384

Investing Activities
Plant and equipment expenditures	(33)	(31)
Proceeds from sale of assets	—	9
Other	(2)	1

Net cash used for investing activities	(35)	(21)

Financing Activities
Short-term borrowings, net	(150)	(327)
Notes payable from affiliates	(109)	(19)
Dividends on common stock	(20)	(18)

Net cash used for financing activities	(279)	(364)

Net Increase (Decrease) in Cash and Cash Equivalents	2	(1)
Cash and Cash Equivalents at Beginning of Period	—	2

Cash and Cash Equivalents at End of Period	$2	$1

Noncash Financing Activity
Transfer of non-utility subsidiaries to affiliate	$(13)	$—

See Notes to Consolidated Financial Statements (Unaudited)

MICHIGAN CONSOLIDATED GAS COMPANY
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDER’S
EQUITY AND COMPREHENSIVE INCOME (UNAUDITED)

				Accumulated
				Other
(Dollars in Millions,	Common Stock		Retained	Comprehensive
Shares in Thousands)	Shares	Amount	Earnings	Loss	Total
Balance, December 31, 2010	10,300	$534	$479	$(2)	$1,011
Net income	—	—	82	—	82
Dividends declared on common stock	—	—	(20)	—	(20)
Transfer of non-utility subsidiaries to affiliate	—	—	(13)	—	(13)

Balance, March 31, 2011	10,300	$534	$528	$(2)	$1,060

     The following table displays other comprehensive income for the three-month periods ended March 31:

(in Millions)	2011	2010
Net income	$82	$79

Comprehensive income	$82	$79

See Notes to Consolidated Financial Statements (Unaudited)

Michigan Consolidated Gas Company
Notes to Consolidated Financial Statements (Unaudited)
NOTE 1 — BASIS OF PRESENTATION
These Consolidated Financial Statements should be read in conjunction with the Notes to Consolidated Financial Statements included in the 2010 Consolidated Financial Statements furnished on Form 8-K.
The accompanying Consolidated Financial Statements are prepared using accounting principles generally accepted in the United States of America. These accounting principles require management to use estimates and assumptions that impact reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Actual results may differ from the Company’s estimates.
The Consolidated Financial Statements are unaudited, but in the Company’s opinion include all adjustments necessary for a fair presentation of such financial statements. All adjustments are of a normal recurring nature, except as otherwise disclosed in these Consolidated Financial Statements and Notes to Consolidated Financial Statements. Financial results for this interim period are not necessarily indicative of results that may be expected for any other interim period or for the fiscal year ending December 31, 2011.
References in this report to “Company” and “MichCon” are to Michigan Consolidated Gas Company and its subsidiaries, collectively.
Certain prior year balances were reclassified to match the current year’s financial statement presentation.
NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES
Income Taxes
MichCon has an income tax receivable of $43 million at March 31, 2011 and $48 million at December 31, 2010 due from DTE Energy.
Stock-Based Compensation
The Company received an allocation of costs from DTE Energy associated with stock-based compensation of $3 million and $2 million for the three months ended March 31, 2011 and 2010, respectively.
NOTE 3 — FAIR VALUE
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in a principal or most advantageous market. Fair value is a market-based measurement that is determined based on inputs, which refer broadly to assumptions that market participants’ use in pricing assets or liabilities. These inputs can be readily observable, market corroborated or generally unobservable inputs. The Company makes certain assumptions it believes that market participants would use in pricing assets or liabilities, including assumptions about risk, and the risks inherent in the inputs to valuation techniques. Credit risk of the Company and its counterparties is incorporated in the valuation of assets and liabilities through the use of credit reserves, the impact of which was immaterial at March 31, 2011 and December 31, 2010. The Company believes it uses valuation techniques that maximize the use of observable market-based inputs and minimize the use of unobservable inputs.

Fair Value of Financial Instruments
The fair value of long-term debt is determined by using quoted market prices when available and a discounted cash flow analysis based upon estimated current borrowing rates when quoted market prices are not available. The table below shows the fair value and the carrying value for long-term debt securities. Certain other financial instruments, such as notes payable, customer deposits and notes receivable are not shown as carrying value approximates fair value.

	March 31, 2011		December 31, 2010
	Fair Value	Carrying Value	Fair Value	Carrying Value
Long-Term Debt	$975 million	$889 million	$981 million	$889 million
NOTE 4 — FINANCIAL AND OTHER DERIVATIVE INSTRUMENTS
The Company recognizes all derivatives at their fair value on the Consolidated Statements of Financial Position unless they qualify for certain scope exceptions, including the normal purchases and normal sales exception. Further, derivatives that qualify and are designated for hedge accounting are classified as either hedges of a forecasted transaction or the variability of cash flows to be received or paid related to a recognized asset or liability (cash flow hedge), or as hedges of the fair value of a recognized asset or liability or of an unrecognized firm commitment (fair value hedge). For cash flow hedges, the portion of the derivative gain or loss that is effective in offsetting the change in the value of the underlying exposure is deferred in Accumulated other comprehensive income and later reclassified into earnings when the underlying transaction occurs. For fair value hedges, changes in fair values for the derivative are recognized in earnings each period. Gains and losses from the ineffective portion of any hedge are recognized in earnings immediately. For derivatives that do not qualify or are not designated for hedge accounting, changes in the fair value are recognized in earnings each period.
The Company’s primary market risk exposure is associated with commodity prices, credit and interest rates. MichCon has risk management policies to monitor and manage market risks.
Commodity Price Risk
The Company has fixed-priced contracts for portions of its expected gas supply requirements through March 2014. These gas supply contracts are designated and qualify for the normal purchases and sales exception and are therefore accounted for under the accrual method. The Company may also sell forward storage and transportation capacity contracts. Forward firm storage and transportation contracts are not derivatives and are therefore accounted for under the accrual method.
Credit Risk
The Company is exposed to credit risk if customers or counterparties do not comply with their contractual obligations. MichCon maintains credit policies that significantly minimize overall credit risk. These policies include an evaluation of potential customers’ and counterparties’ financial condition, credit rating, collateral requirements or other credit enhancements such as letters of credit or guarantees. The Company generally uses standardized agreements that allow the netting of positive and negative transactions associated with a single counterparty.
The Company maintains a provision for credit losses based on factors surrounding the credit risk of its customers, historical trends, and other information. Based on the Company’s credit policies and its March 31, 2011 provision for credit losses, the Company’s exposure to counterparty nonperformance is not expected to have a material adverse effect on the Company’s financial statements.
Interest Rate Risk
MichCon occasionally uses treasury locks and other interest rate derivatives to hedge the risk associated with interest rate market volatility. In 2004, MichCon entered into an interest rate derivative to limit its sensitivity to market interest rate risk associated with the issuance of long-term debt. Such instrument was designated as a cash flow hedge. The Company subsequently issued long-term debt and terminated the hedge at a cost that is included in accumulated other comprehensive loss. Amounts recorded in other comprehensive loss will be reclassified to interest expense as the related interest affects earnings through 2033.

NOTE 5 — ASSET RETIREMENT OBLIGATIONS
A reconciliation of the asset retirement obligations for the three months ended March 31, 2011 follows:

(in Millions)
Asset retirement obligations at December 31, 2010	$118
Accretion	2
Liabilities settled	(4)

Asset retirement obligations at March 31, 2011	$116

NOTE 6 — REGULATORY MATTERS
Energy Optimization (EO) Plans
In April 2011, MichCon filed an application for approval of its reconciliation of its 2010 EO plan expenses. MichCon’s EO reconciliation includes a cumulative $5.6 million net over-recovery at year end 2010 for the 2010 EO plan.
MichCon UETM
In March 2011, MichCon filed an application with the MPSC for approval of its UETM for 2010 requesting recovery of approximately $31.4 million consisting of costs related to 2010 uncollectible expense.
Other
The Company is unable to predict the outcome of the unresolved regulatory matters discussed herein. Resolution of these matters is dependent upon future MPSC orders and appeals, which may materially impact the financial position, results of operations and cash flows of the Company.
NOTE 7 — SHORT-TERM CREDIT ARRANGEMENTS AND BORROWINGS
In August 2010, MichCon entered into an amended and restated $250 million two-year unsecured revolving credit agreement and a new $175 million three-year unsecured revolving credit agreement with a syndicate of 23 banks that may be used for general corporate borrowings, but are intended to provide liquidity support for the Company’s commercial paper program. No one bank provides more than 8.25% of the commitment in any facility. Borrowings under the facilities are available at prevailing short-term interest rates.
The above agreements require the Company to maintain a total funded debt to capitalization ratio of no more than 0.65 to 1. In the agreements, “total funded debt” means all indebtedness of the Company and its consolidated subsidiaries, including capital lease obligations, hedge agreements and guarantees of third parties’ debt, but excluding contingent obligations, nonrecourse and junior subordinated debt and, except for calculations at the end of the second quarter, certain MichCon short-term debt. “Capitalization” means the sum of (a) total funded debt plus (b) “consolidated net worth,” which is equal to consolidated total stockholders’ equity of the Company and its consolidated subsidiaries (excluding pension effects under certain FASB statements), as determined in accordance with accounting principles generally accepted in the United States of America. At March 31, 2011, the total funded debt to total capitalization ratio for MichCon was 0.46 to 1. Should the Company have delinquent obligations of at least $50 million to any creditor, such delinquency will be considered a default under the Company’s credit agreements. There was no commercial paper outstanding at March 31, 2011 and $150 million of commercial paper outstanding at December 31, 2010.

NOTE 8 — COMMITMENTS AND CONTINGENCIES
Environmental
Contaminated Sites — Prior to the construction of major interstate natural gas pipelines, gas for heating and other uses was manufactured locally from processes involving coal, coke or oil. The facilities, which produced gas, have been designated as manufactured gas plant (MGP) sites. MichCon owns, or previously owned, 14 former MGP sites. Investigations have revealed contamination related to the by-products of gas manufacturing at each site. In addition to the MGP sites, MichCon is also in the process of cleaning up other contaminated sites. Cleanup activities associated with these sites will be conducted over the next several years.
The MPSC has established a cost deferral and rate recovery mechanism for investigation and remediation costs incurred at former MGP sites. Accordingly, the Company recognizes a liability and corresponding regulatory asset for estimated investigation and remediation costs at former MGP sites. As of March 31, 2011 and December 31, 2010, MichCon had $36 million, accrued for remediation.
Any significant change in assumptions, such as remediation techniques, nature and extent of contamination and regulatory requirements, could impact the estimate of remedial action costs for the sites and affect the Company’s financial position and cash flows. The Company anticipates the cost amortization methodology approved by the MPSC for MichCon, which allows MichCon to amortize the MGP costs over a ten-year period beginning with the year subsequent to the year the MGP costs were incurred, will prevent environmental costs from having a material adverse impact on the Company’s results of operations.
Labor Contracts
There are several bargaining units for the Company’s represented employees. The majority of the represented employees are under contracts that expire in June 2011 and October 2013.
Purchase Commitments
As of March 31, 2011, the Company was party to numerous long-term purchase commitments relating to a variety of goods and services required for its business. These agreements primarily consist of long-term gas purchase and transportation agreements. The Company estimates that these commitments will be approximately $1.3 billion through 2051. MichCon also estimates that 2011 capital expenditures will be approximately $180 million. The Company has made certain commitments in connection with expected capital expenditures.
Bankruptcies
The Company sells gas and gas storage and transportation services to numerous companies operating in the steel, automotive, energy, retail and other industries. Certain of its customers have filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. The Company regularly reviews contingent matters relating to these customers and its sale contracts and it records provisions for amounts considered at risk of probable loss. The Company believes its previously accrued amounts are adequate for probable losses. The final resolution of these matters is not expected to have a material effect on its consolidated financial statements.
Other Contingencies
The Company is involved in certain legal, regulatory, administrative and environmental proceedings before various courts, arbitration panels and governmental agencies concerning claims arising in the ordinary course of business. These proceedings include certain contract disputes, additional environmental reviews and investigations, audits, inquiries from various regulators, and pending judicial matters. The Company cannot predict the final disposition of such proceedings. The Company regularly reviews legal matters and records provisions for claims that it can estimate and are considered probable of loss. The resolution of these pending proceedings is not expected to have a material effect on its operations or financial statements in the periods they are resolved.
See Note 6 for a discussion of contingencies related to Regulatory Matters.

NOTE 9 — RETIREMENT BENEFITS AND TRUSTEED ASSETS
The following details the components of net periodic benefit costs (credit) for pension benefits and other postretirement benefits for the three months ended March 31:

			Other Postretirement
	Pension Benefits		Benefits
(in Millions)	2011	2010	2011	2010
Service cost	$4	$3	$4	$4
Interest cost	10	10	7	7
Expected return on plan assets	(18)	(20)	(8)	(6)
Amortization of net actuarial loss	7	4	3	2
Net transition liability	—	—	—	1

Net periodic benefit cost (credit)	$3	$(3)	$6	$8

Pension and other Postretirement Contributions
The Company does not expect to make a contribution to its pension plans in 2011.
In January 2011, the Company contributed $45 million to its other postretirement benefit plans. The Company does not plan on making additional contribution to the plans in 2011.
NOTE 10 — DISPOSALS
Effective January 1, 2011, MichCon transferred certain non — utility subsidiaries to an affiliated company. The transfer was effected by a non-cash dividend of approximately $13 million.